Exhibit 10.1
CONFORMING CHANGES AMENDMENT
THIS CONFORMING CHANGES AMENDMENT (this “Agreement”), dated as of June 20, 2023, is executed by BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).
RECITALS
WHEREAS, ML CALIFORNIA SUB, INC, a California corporation (the “Subsidiary Borrower”), MERIDIANLINK, INC., a Delaware corporation (the “Parent Borrower”; together with the Subsidiary Borrower, each a “Borrower” and, collectively, the “Borrowers”), each Lender from time to time party thereto, each L/C Issuer from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Collateral Agent and an L/C Issuer, have entered into that certain Credit Agreement dated as of November 10, 2021 (as amended, restated, amended and restated, modified, extended, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, certain loans and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in Dollars incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement;
    WHEREAS, pursuant to Section 3.04(c)(i) of the Credit Agreement, LIBOR has been or will be replaced with Term SOFR (as defined in Appendix A) in accordance with the Credit Agreement on the earlier of (a) the date that all Available Tenors of U.S. dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (b) June 30, 2023 and, in connection therewith, the Administrative Agent is exercising its right to make certain Benchmark Replacement Conforming Changes in connection with the implementation of the applicable USD Successor Rate as set forth herein.
NOW, THEREFORE, in accordance with the terms of the Credit Agreement, this Agreement is executed by the Administrative Agent:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on Appendix A attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2.    Agreement. Notwithstanding any provision of the Credit Agreement or any Loan Document to the contrary, the terms set forth on Appendix A shall apply to Loans denominated in Dollars that bear interest at the Eurocurrency Rate (as defined in Appendix A). For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to Loans denominated in Dollars and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to such Loans denominated in Dollars.
3.    Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
4.    Conditions Precedent. This Agreement shall become effective on the earlier of (a) the date that all Available Tenors of U.S. dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (b) June 30, 2023 (such date, the “Amendment Effective Date”), upon proper execution by the Administrative Agent of a counterpart of this Agreement.

5.    Miscellaneous.
(a)As of the Amendment Effective Date, any outstanding Loans that are Eurocurrency Rate Loans prior to giving effect to this Agreement and denominated in Dollars will continue as Eurocurrency Rate Loans (in accordance with the Credit Agreement prior to giving effect to this Agreement) until the last day of the Interest Period applicable to such Loans (or the next following Business Day if such day is not a Business Day) and, to the extent such Loans remain outstanding on such date, shall only be available to be converted by each Borrower to a Term SOFR Loan or a Base Rate Loan.
(b)This Agreement is a Loan Document.
(c)This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.
(d)Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(e)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis.
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The Administrative Agent has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
as Administrative Agent
By:    /s/ Carolen Alfonso
Name: Carolen Alfonso
Title: Assistant Vice President

[Signature Page – MeridianLink – Conforming Changes Amendment]

Appendix A

TERMS APPLICABLE TO TERM SOFR LOANS

1.    Defined Terms. The following terms shall have the meanings set forth below:
“Administrative Agent’s Office” means, with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“CME” means CME Group Benchmark Administration Limited.
“Committed Loan Notice” shall have the meaning set forth in the Credit Agreement; provided, that such term shall be deemed to include the Committed Loan Notice attached hereto as Exhibit A.
“Eurocurrency Rate” shall have the meaning set forth in the Credit Agreement.
“Interest Payment Date” means, as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date (as defined in the Credit Agreement); provided, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months, or to the extent consented to by all Appropriate Lenders, twelve (12) months thereafter (or such shorter interest period as may be agreed to by all Lenders of the applicable Tranche) as the Parent Borrower may elect, as selected by the Parent Borrower in a Committed Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:
    (a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
    (b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
    (c)     no Interest Period shall extend beyond the applicable Maturity Date.

“Optional Prepayment Notice” shall have the meaning set forth in the Credit Agreement; provided, that such term shall be deemed to include the Optional Prepayment of Loans Notice attached hereto as Exhibit B.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” with respect to Term SOFR means 0.11448% (11.448 basis points) for an Interest Period of one (1) month’s duration, 0.26161% (26.161 basis points) for an Interest Period of three (3) months’ duration, and 0.42826% (42.826 basis points) for an Interest Period of six (6) months’ duration.
“Term SOFR” means:
    (a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
    (b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to such date with a term of one (1) month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;
provided that if Term SOFR determined in accordance with either of the foregoing clause (a) of this definition would (x) in the case of the Initial Term Loans, otherwise be less than 0.50%, Term SOFR shall be deemed 0.50% for purposes of this Agreement, and (y) in the case of the Revolving Credit Facility, otherwise be less than 0.00%, Term SOFR shall be deemed 0.00% for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan or an Alternative Currency Rate Loan.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
2.    Terms Applicable to Term SOFR Loans. From and after the Amendment Effective Date, the following terms shall apply to Term SOFR Loans:
(a)    LIBOR. (i) Dollars shall not be considered a currency for which there is a published LIBOR rate and (ii) any request for a new Eurocurrency Rate Loan denominated in Dollars, or to continue an existing Eurocurrency Rate Loan denominated in Dollars, shall be deemed to be a request for a new Loan bearing interest at Term SOFR.
To the extent any Loan bearing interest at the Eurocurrency Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Loan.
(b)     References to Eurocurrency Rate and Eurocurrency Rate Loans in the Credit Agreement and Loan Documents.
(i)     References to the Eurocurrency Rate and Eurocurrency Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include Term SOFR and Term SOFR Loans, as applicable. In addition, to the extent the definition of Base Rate in the Credit Agreement refers to the Eurocurrency Rate, such reference shall be deemed to refer to Term SOFR.
(ii)     For purposes of any requirement for the Borrowers to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term SOFR Loan.
(c)    Borrowings, Conversions, Continuations and Prepayments of Term SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Credit Agreement or any other Loan Document:
(i)    Term SOFR Loans. Each Borrowing, each conversion of Loans from one Type to another, and each continuation of Term SOFR Loans shall be made upon the Parent Borrower’s irrevocable notice to the Administrative Agent, which shall be given by electronic communication (including by email) and in the form of a written Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than (i) 1:00 p.m. (New York City time) three (3) Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, Term SOFR Loans and (ii) 11:00 a.m. (New York City time) on the requested date of any conversion of Term SOFR Loans to Base Rate Loans; provided, however, that if the Parent Borrower wishes to request Term SOFR Loans having an Interest Period other than one (1), three (3) or six (6) months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest

Period is acceptable to all of them. Not later than 11:00 a.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Parent Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders and the Administrative Agent. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice shall specify (i) the identity of the Borrower requesting a Credit Extension, (ii) whether such Borrower is requesting a Borrowing, a conversion of Loans from one Type to another, or a continuation of, Term SOFR Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Parent Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Parent Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to Term SOFR Loans, as applicable, with an Interest Period of one month. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Parent Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(ii)    Committed Loan Notice. For purposes of a Borrowing of Term SOFR Loans, or a continuation of a Term SOFR Loan, the Parent Borrower shall use the form of Committed Loan Notice attached hereto as Exhibit A.
(iii)    Voluntary Prepayments of Term SOFR Loans. The Borrowers may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of an Optional Prepayment Notice, in the form attached hereto as Exhibit B, at any time or from time to time voluntarily prepay the Term SOFR Loans in whole or in part without premium or penalty (except as otherwise specified in the Credit Agreement); provided that such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York City time) three (3) Business Days prior to any date of prepayment of Term SOFR Loans.
(d)    Interest.
    (i)    Subject to the provisions of the Credit Agreement with respect to default interest, each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR for such Interest Period plus the Applicable Rate for Term SOFR Loans under such Facility.
    (ii)    Accrued interest on each Term SOFR Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided, that accrued interest shall be payable on the principal amount repaid or prepaid on the date of such repayment or prepayment together with any additional amounts required pursuant to Section 3.06. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(e)     Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to Term SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. The Administrative Agent shall, at the request of the Parent Borrower, deliver to the Parent Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate hereunder.
(f)    Successor Rates. The provisions in the Credit Agreement addressing the replacement of a current USD Successor Rate for Dollars shall be deemed to apply to Term SOFR Loans and Term SOFR, as applicable, and the related defined terms shall be deemed to include Dollars and Term SOFR, as applicable.